Exhibit (p)(x)

LMM LLC

CODE OF ETHICS

Dated: May 13, 2013

May 2013 Code of Ethics

	C.	Exemptions				5

		1.	Exemptions from Preclearance and Treatment as a Prohibited Transaction			5

			a.	Mutual Funds		5
			b.	Section 529 Plans		5
			c.	No Knowledge		5
			d.	Legg Mason, Inc. Stock		5
			e.	Certain Corporate Actions		5
			f.	Systematic Investment Plans		6
			g.	Options-Related Activity		6
			h.	Commodities, Futures, and Options on Futures		6
			i.	Rights		6
			j.	Miscellaneous		6

		2.	Exemption from Treatment as a Prohibited Transaction			6

			a.	De Minimis Transactions		6
				i.	Equity Securities	6
				ii.	Fixed Income Securities	6
			b.	Options on Broad-Based Indices		7

	D.	Reporting Requirements				7

		1.	Initial and Periodic Disclosure of Personal Holdings by Access Persons			7

		2.	Transaction and Periodic Statement Reporting Requirements			7

			a.	Brokerage Accounts		7
			b.	Mutual Fund or 529 Plan Accounts		7
			c.	401(k) or Other Retirement Accounts		7

		3.	Disclaimers			8

		4.	Availability of Reports			8

III.	Fiduciary Duties					8

	A.	Confidentiality				8

	B.	Gifts and Entertainment				8

		1.	Prohibition Against Giving or Receiving Cash or Cash Equivalents			8

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		2.	Accepting Gifts and Entertainment	8

		3.	Prohibition Against Soliciting Gifts or Entertainment	9

		4.	Giving Gifts or Entertainment	9

		5.	Recordkeeping	9

	C.	Corporate Opportunities		9

	D.	Undue Influence		9

	E.	Avoid Conflicts of Interest		9

	F.	Outside Business Activities		10

IV.	Compliance with the Code of Ethics			10

	A.	Administration of the Code of Ethics		10

		1.	Investigating Violations of the Code	10

		2.	Periodic Review	10

	B.	Remedies		11

		1.	Sanctions	11

	C.	Exceptions to the Code		11

	D.	Inquiries Regarding the Code		11

V.	Definitions			11

	“Access Person”			11
	“Beneficial Interest”			12
	“Brokerage Account”			12
	“Chief Compliance Officer”			12
	“Code”			12
	“Entertainment”			12
	“Equivalent Security”			13
	“Federal Securities Laws”			13

	“Gift”			13
	“Immediate Family”			13
	“Investment Personnel” and “Investment Person”			13
	“Legg Mason Legal and Compliance”			13
	“Legg Mason Fund”			14

May 2013 Code of Ethics

	“Mutual Fund or 529 Plan Account	14
	“Outside Business Activities”	14
	“Portfolio Manager”	14
	“Preclearance Officer”	14
	“Securities Transaction”	14
	“Security”	14
	“Supervised Person”	14

VI.	Appendices to the Code	15

	Appendix 1 - Contact Persons	i
	Appendix 2 - Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report	ii
	Appendix 3 - Trade Authorization Request for Access Persons	iv
	Appendix 4 - Certification of Access Person’s Designee	v
	Appendix 5 - Certification of No Beneficial Interest	vi
	Appendix 6 - Disclosure Statement for Potential Conflicts of Interest	viii
	Appendix 7 - Outside Business Activities Disclosure	ix

May 2013 Code of Ethics

I.	INTRODUCTION

The core values of LMM LLC (“LMM” or the “Firm”) are:

1.	Excellence;
2.	Thought Leadership, Intellectual Curiosity, and Creativity;
3.	Flexibility and Adaptability; and
4.	Integrity and Honor
5.	Respect

This Code of Ethics has been prepared consistent with, and in support of, the high value we place on integrity and honor. It contains principles, policies, and procedures that may be relevant to an employee’s personal activities that may be relevant to the Firm (e.g., personal investing, outside business activities). It is intended to be complementary of the Firm’s Compliance Policies and Procedures Manual, which governs the business activities that employees engage in on behalf of the Firm.

The Code consists of principles and procedures. It is impossible to contemplate and institute procedures that address every situation and contingency. If you are ever presented with a situation that is not addressed by the procedures in the Code, but may conflict with our core values or the principles in the Code, please comply with the principles and spirit of the Code. Also, please consult with the Chief Compliance Officer at any time if you are unsure whether any conduct is permitted or prohibited by the Code.

Capitalized words are defined in Section V. Definitions.

A.	The Code’s Principles. The Code is based on the following principles:

Clients Come First. Supervised Persons of LMM owe a fiduciary duty to clients and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any client. A Supervised Person may not induce or cause a client to take action, or not to take action, for the Supervised Person’s personal benefit, rather than for the benefit of the client. For example, a Supervised Person would violate this Code by causing a client to purchase a Security the Supervised Person owned for the purpose of increasing the price of that Security.

Do Not Take Advantage. Supervised Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions, nor may they use their knowledge of the identity, size, or price of a portfolio holding in any account managed by LMM to engage in short-term or other abusive trading in such fund.

Avoid Conflicts of Interest. Supervised Persons must avoid activities, perquisites, gifts, or receipt of investment opportunities that could interfere with the Supervised Person’s ability to act objectively and effectively in the best interests of the Firm and its clients.

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Compliance with Applicable Law. The federal securities laws require us to include a provision in the Code that requires Supervised Persons to comply with applicable Federal Securities Laws. Please consult with your supervisor or a Compliance Officer if you are unsure whether your conduct complies with the federal securities laws.

B.	Duty to Report Violations. Supervised Persons must promptly report all violations of this Code to the Chief Compliance Officer.

II.	PERSONAL SECURITIES TRANSACTIONS

A.	Preclearance Requirements for Access Persons.

1.	General Requirement. Except for the transactions specified in Section II.C.1, any Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be precleared with a Preclearance Officer.

2.	Trade Authorization Requests. Prior to entering an order for a Securities Transaction that requires preclearance, the Access Person must complete a Trade Authorization Request form and submit the completed form to a Preclearance Officer. The form requires Access Persons to provide certain information and to make certain representations. A copy of the Trade Authorization Request form is attached as Appendix 3.

An Access Person may designate another Supervised Person to complete the Trade Authorization Request form on his or her behalf. The Access Person’s designee should complete the Trade Authorization Request form and the Certification of Access Person’s Designee form and submit both forms to a Preclearance Officer. A copy of the Certification of Access Person’s Designee form is attached as Appendix 4.

3.	Review of Form. After receiving a completed Trade Authorization Request form, a Preclearance Officer will (a) review the information set forth in the form, (b) review information regarding past and pending transactions for clients of LMM, as necessary, and (c) as soon as reasonably practicable, determine whether to authorize the proposed Securities Transaction. The granting of authorization, and the date and time that authorization was granted must be reflected on the form. A Preclearance Officer may not authorize his or her own securities transactions.

No order for a Securities Transaction for which preclearance is required may be placed prior to the receipt by the Access Person of authorization from a Preclearance Officer.

4.	Length of Trade Authorization Approval.

a. Market Order. The authorization provided by a Preclearance Officer

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is effective until the earlier of (1) its revocation, (2) the close of business on the trading day immediately following the day on which authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Tuesday), or (3) the moment the Access Person learns that the information in the Trade Authorization Request form is not accurate. If the order for the Securities Transaction is not placed within that period, a new authorization must be obtained before the Securities Transaction is placed.

b. Limit Order. The authorization provided by a Preclearance Officer is effective until the earlier of (1) its revocation, (2) amendment of the order in any way, (3) the moment the Access Person learns that the information in the Trade Authorization Request form is not accurate, or (4) its execution.

5.	No Explanation Required for Refusals. In some cases, a Preclearance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. Preclearance Officers are not required to give an explanation for refusing to authorize any Securities Transaction.

B.	Prohibited Transactions.

1.	Always Prohibited Securities Transactions. The following Securities Transactions are prohibited and will not be authorized under any circumstances:

a.	Inside Information. Any transaction in a Security by an Access Person who possesses material nonpublic information regarding the Security or the issuer of the Security;

b.	Market Manipulation. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading; and

c.	Others. Any transaction deemed by the Preclearance Officer to involve a conflict of interest, possible diversions of corporate opportunity, or an appearance of impropriety.

2.	Generally Prohibited Securities Transactions. Unless exempted by Section II.C, the following restrictions apply to the categories of Access Persons specified.

a.	Mutual Fund Trading (All Access Persons). No Access Person may engage in a short-term trading strategy utilizing a mutual fund if such trading is prohibited by the mutual fund. The Legg Mason Funds prohibit Access Persons from selling (or exchanging out of) shares of a Legg Mason Fund in which the Access Person has a Beneficial Interest within sixty (60) calendar days after a purchase of (or exchange into) shares of the same Legg Mason Fund for the same account, including any individual retirement account or 401(k) participant account.

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b.	One Day Blackout (All Access Persons). Unless otherwise exempted by this Code, Access Persons are generally prohibited from purchasing or selling a Security if an LMM client: (i) has a pending buy or sell order; or (ii) has effected a buy or sell transaction in the same Security (or Equivalent Security) that day.

c.	60-Day Blackout (Investment Personnel only). Investment Personnel may not (1) purchase, or otherwise acquire a Beneficial Interest in, a Security within 60 days of a sale of, or other disposition of a Beneficial Interest in, the same Security (or an Equivalent Security), and (2) sell, or otherwise dispose of a Beneficial Interest in, a Security within 60 days of a purchase of, or other acquisition of a Beneficial Interest in, the same Security (or an Equivalent Security), if, in either case, an LMM client account held the same Security (or an Equivalent Security) at any time during the 60 day period prior to the proposed Securities Transaction; unless the Investment Person agrees to give up all profits on the transaction to a charitable organization specified in accordance with Section IV.B.I.;

d.	Initial Public Offerings (All Access Persons). Access Persons may not purchase a Security in an initial public offering (other than a new offering of a registered open-end investment company);

e.	Secondary Offerings (Investment Personnel only). Investment Personnel may not purchase a Security in a secondary offering if the security, or its equivalent, is held in client accounts.

f.	Private Placements (All Access Persons). Access Persons may only invest in a private placement after receiving approval from a Preclearance Officer. Prior to granting approval, the Preclearance Officer will review the proposed transaction and consider all of the relevant factors, including whether the investment opportunity should be reserved for client accounts. Access Persons who have acquired a Beneficial Interest in Securities in a private placement are required to disclose their Beneficial Interest to the Chief Compliance Officer. If the Access Person is subsequently involved in a decision to buy or sell a Security (or an Equivalent Security) from the same issuer for a client account, then the decision to purchase or sell the Security (or an Equivalent Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer; and

g.	Seven-Day Blackout (Portfolio Managers only). Portfolio Managers may not purchase or sell a Security within seven calendar days of a purchase or sale of the same Security (or Equivalent

May 2013 Code of Ethics

Security) by an LMM client account managed by that Portfolio Manager. For example, if a client account trades a Security on day one, day eight is the first day the Portfolio Manager may trade that Security for an account in which he or she has a Beneficial Interest.

3.	Pre-Clearance Sought and Obtained in Good Faith. The prohibitions outlined in Section II.B.2 may be deemed inapplicable if, consistent with the overarching duty to put client interests ahead of personal or Firm interests, an Access Person making a personal transaction has sought and received pre-clearance in good faith. This determination may take into account such factors as, among other things: (i) the degree of such Access Person’s involvement in or access to the person(s) making the investment decision; (ii) the nature of and triggering event for the prohibition (e.g. pre-clearance sought and obtained in good faith followed by an unanticipated client order); and, (iii) the opportunity for abuse. The Chief Compliance Officer may deem such prohibitions inapplicable as facts and circumstances warrant.

C.	Exemptions.

1.	Exemptions from Preclearance and Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from the preclearance requirements set forth in Section II.A. and the prohibited transaction restrictions set forth in Section II.B.2:

a.	Mutual Funds. Any purchase or sale of a Security issued by a registered open-end investment company, including a transaction in a 401(K) plan, provided such transaction does not violate the prohibition on short-term trading in Section II.B.2.a.

b.	Section 529 Plans. Any purchase or sale of a Security issued in connection with a College Savings Plan established under Section 529(a) of the Internal Revenue Code known as “Section 529 Plans”;

c.	No Knowledge. Securities Transactions where the Access Person has no knowledge of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Access Person, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

d.	Legg Mason, Inc. Stock. Any purchase or sale of Legg Mason, Inc. securities that do not violate trading restrictions and policies issued from time to time by Legg Mason, Inc. ;

e.	Certain Corporate Actions. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

May 2013 Code of Ethics

f.	Systematic Investment Plans. Any acquisition of a security pursuant to a systematic investment plan. A systematic investment plan is one pursuant to which a prescribed investment will be made automatically on a regular, predetermined basis without affirmative action by the Access Person;

g.	Options-Related Activity. Any acquisition or disposition of a security in connection with an option-related Securities Transaction that has been previously approved pursuant to the Code. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the provisions of Sections II.A. and II.B. are not applicable to the sale of the underlying security;

h.	Commodities, Futures, and Options on Futures. Any Securities Transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures;

i.	Rights. Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities; and

j.	Miscellaneous. Any transaction in the following: (1) bankers acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Chief Compliance Officer on the ground that the risk of abuse is minimal or non-existent.

2.	Exemption from Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from certain of the prohibited transaction restrictions that are set forth in Section II.B.2. They are not exempt from the preclearance requirements set forth in Section II.A:

a.	De Minimis Transactions. The prohibitions in Section II.B.2.b and B.2.g are not applicable to the following transactions:

i.	Equity Securities. Any equity Security Transaction, or series of related transactions, effected over a thirty (30) calendar day period, involving 1000 shares or less in the aggregate if the issuer of the Security is listed on the New York Stock Exchange or has a market capitalization in excess of $1 billion.

ii.	Fixed-Income Securities. Any fixed income Security

May 2013 Code of Ethics

Transaction, or series of related transactions, effected over a thirty (30) calendar day period, involving $100,000 principal amount or less in the aggregate.

b.	Options on Broad-Based Indices. The prohibitions in Section II.B.2.b, B.2.c, and B.2.g are not applicable to any Securities Transaction involving options on broad-based indices, including, but not limited to: the S&P 500, the S&P 100, NASDAQ 100, Nikkei 300, NYSE Composite, and Wilshire Small Cap.

D.	Reporting Requirements

1.	Initial and Periodic Disclosure of Personal Holdings by Access Persons. Within ten (10) days of being designated as an Access Person and thereafter on an annual basis, an Access Person must acknowledge receipt and review of the Code and identify all Securities in which such Access Person has a Beneficial Interest on the Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report. . A hard copy of the Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report is attached as Appendix 2. The information regarding Securities holdings must be current as of a date no more than 45 days prior to the individual becoming an Access Person or the submission of the annual acknowledgment and report.

2.	Transaction and Statement Reporting Requirements.

a. Brokerage Accounts

An Access Person must arrange for the Compliance Department to receive duplicate confirmations and statements for each Brokerage Account in which such Access Person has a Beneficial Interest. Please note that Brokerage Accounts include dividend reinvestment programs, employee stock purchase programs, and employee stock option programs.

b. Mutual Fund or 529 Plan Accounts

An Access Person must arrange for the Compliance Department to receive duplicate confirmations and statements for each Mutual Fund and 529 Plan Account in which such Access Person has a Beneficial Interest, only when such account contains funds advised or sub-advised by LMM or a Legg Mason affiliate (“Reportable Funds”). A list of Reportable Funds can be found on the Legg Mason, Inc. Intranet.

c. 401(k) or Other Retirement Accounts

An Access Person must arrange for the Compliance Department to receive duplicate confirmations and statements for each 401(k) or other retirement account, only when such account holds a Reportable Fund or the account holds individual Securities.

May 2013 Code of Ethics

Access Persons must ensure that their broker, dealer, bank, mutual fund, 529 Plan, 401(k) plan, or other retirement account is able to provide duplicate quarterly statements no later than 30 days after the close of each calendar quarter. Access Persons are not required to arrange for the delivery of duplicate copies of Legg Mason 401(k) participant account statements.

If an Access Person opens an account at a broker, dealer, bank, or mutual fund that has not previously been disclosed, the Access Person must promptly notify the Chief Compliance Officer in writing of the existence of the account and make arrangements to comply with the requirements set forth herein.

3.	Disclaimers. Access Persons may include on any Securities Transaction report a statement that the provision of the report should not be construed as an admission by the Access Person that he or she has any direct or indirect Beneficial Interest in the Security to which the report relates.

4.	Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to LMM senior management, clients of LMM, the board of directors of each Legg Mason Fund, Legg Mason Legal and Compliance, Preclearance Officers, the Access Person’s department manager (or designee), any individual or entity conducting an internal audit or examination of the Firm, any party to which any investigation is referred by any of the foregoing, and any attorney or agent of the foregoing.

III.	FIDUCIARY DUTIES

A.	Confidentiality. Supervised Persons are prohibited from revealing information relating to clients, including their identity, and to the investment intentions, activities or portfolio of any client of LMM, except to persons whose responsibilities require knowledge of the information.

B.	Gifts and Entertainment. The following provisions on Gifts and Entertainment apply to all Supervised Persons.

1.	Prohibition Against Giving or Receiving Cash or Cash Equivalents. Without the approval of the Chief Compliance Officer, a Supervised Person may not offer, give, solicit, or receive cash or cash equivalents to or from any prospects, clients, brokers, vendors or other firms or persons with which the firm does, or may do, business. Cash equivalents include gratuities, loans, and expense reimbursements.

2.

Accepting Gifts and Entertainment. On occasion, because of their position with LMM, Supervised Persons may be offered, or may receive without notice, Gifts or Entertainment from clients, brokers, vendors, or other persons not affiliated with such entities. In no event may a Supervised Person accept a Gift or Entertainment if that person feels that he or she will become obligated to repay

May 2013 Code of Ethics

the donor with corporate business. Gifts or Entertainment of a nominal value (i.e., gifts from one source that have a value of no more than $250 per year may be accepted.) If a Supervised Person receives any Gift or Entertainment that has more than a nominal value (greater than $250 per year), that Supervised Person must immediately inform the Chief Compliance Officer and may not accept such Gift or Entertainment without the prior consent of the Chief Compliance Officer.

3.	Prohibition Against Soliciting Gifts or Entertainment. Supervised Persons may not solicit Gifts, gratuities, or Entertainment.

4.	Giving Gifts or Entertainment. Without the approval of the Chief Compliance Officer, neither LMM nor any Supervised Person may give Gifts or Entertainment with an aggregate value in excess of $250 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of the Firm.

5.	Recordkeeping. The Chief Compliance Officer will maintain a written log of all Gifts and Entertainment that have been reported or approved and exceed the nominal value.

Different gift policies may apply to Supervised Persons who are also registered as broker-dealer representatives. Such Supervised Persons should consult the relevant broker-dealer policies or the Chief Compliance Officer for clarification.

C.	Corporate Opportunities. Supervised Persons may not take personal advantage of any opportunity properly belonging to a client of LMM. For example, a Supervised Person should not request permission to acquire a Beneficial Interest in a Security of limited availability without first evaluating whether such Security is appropriate for client accounts.

D.	Undue Influence. Supervised Persons may not cause or attempt to cause any client account to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Supervised Person. If a Supervised Person stands to benefit materially from an investment decision for a client account, and the Supervised Person is making or participating in the investment decision, then the Supervised Person must disclose the potential benefit to those persons with authority to make investment decisions for the client account (or, if the Supervised Person in question is a person with authority to make investment decisions for the client account, to the Chief Compliance Officer). The person to whom the Supervised Person reports the interest, in consultation with the Chief Compliance Officer, must determine whether or not the Supervised Person will be restricted in making or participating in the investment decision.

E.	Avoid Conflicts of Interest. Supervised Persons must be cognizant of potential

May 2013 Code of Ethics

conflicts of interest that may call into question the independence of their judgment. This may include gifts, personal relationships, or business dealings. Supervised Persons are required to disclose any relationships that may present a potential conflict of interest when they are designated an Access Person, as well as on an annual basis. A copy of the Disclosure Statement for Potential Conflicts of Interest is attached as Appendix 6. Supervised Persons should also promptly update their conflict disclosure form if they become aware of any new relationships that could present a potential conflict of interest.

F.	Outside Business Activities. All Supervised Persons are required to disclose their Outside Business Activities. Outside Business Activities should be disclosed when the Supervised Person is designated an Access Person, as well as on an annual basis. A copy of the Outside Business Activities Disclosure form is attached as Appendix 7. Supervised Persons should also promptly update their Outside Business Activities Disclosure form if they engage in a previous unreported outside business activity.

No Supervised Person may serve on the board of directors of a publicly-held company (other than the Legg Mason Funds) absent prior written authorization by the Chief Compliance Officer and the Legg Mason Legal and Compliance Department. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Supervised Person be isolated, through informational barriers or other procedures, from those making investment decisions related to the issuer on whose board the Supervised Person sits.

Supervised Persons are permitted to serve as a director of a private company, but only with prior approval from the Chief Compliance Officer. To the extent investment in the private company is considered, the Firm may be prohibited from investing client assets in such company or the Supervised Person who serves as director may not be the sole employee responsible for making investment decisions regarding the issuer. If the company considers going public during the Supervised Person’s term as director, the Supervised Person must inform the Chief Compliance Officer as soon as possible, but in any case prior to the date on which the securities are priced in an initial public offering.

IV.	COMPLIANCE WITH THE CODE OF ETHICS

A.	Administration of the Code of Ethics

1.	Investigating Violations of the Code. The Chief Compliance Officer is responsible for investigating any suspected violation of the Code and shall, as necessary, report the results of each investigation to senior management of LMM and to clients that require such information.

2.	Periodic Review. The Chief Compliance Officer will review the Code periodically in light of legal and business developments and experience in implementing the Code, and will make such amendments as are deemed appropriate. Promptly following each material amendment, a new version of the Code will be delivered to each Supervised Person.

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B.	Remedies

1.	Sanctions. If the Chief Compliance Officer determines that a Supervised Person has committed a violation of the Code, LMM may impose sanctions and take other actions as deemed appropriate, including the issuance of a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), issuance of a fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of the employment of the violator for cause. LMM may also require the Supervised Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

C.	Exceptions to the Code. Although exceptions to the Code will rarely, if ever, be granted, the Chief Compliance Officer may grant exceptions to the requirements of the Code on a case by case basis if, in the opinion of the Chief Compliance Officer, the proposed conduct involves negligible opportunity for abuse.

D.	Inquiries Regarding the Code. The Chief Compliance Officer or an authorized designee will answer any questions about this Code or any other compliance-related matters.

V.	DEFINITIONS

When used in the Code, the following terms have the meanings set forth below:

“Access Person” means:

(1)	every employee of LMM;

(2)	any temporary employee or consultant for LMM, who in connection with his or her regular functions, (a) obtains information regarding the portfolio holdings of a client of LMM prior to public dissemination, or (b) makes, participates in, or obtains information regarding the purchase or sale of a Security by a client account;

and

(3)	such other persons as a Chief Compliance Officer shall designate.

Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Chief Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of “Access Person” found in Rule 204A-1 promulgated under the Investment Advisers Act of 1940, as amended.

May 2013 Code of Ethics

The Firm will maintain a current list of Access Persons as well as the lists containing anyone deemed as such within the past five years.

“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

An Access Person is deemed to have a Beneficial Interest in the following:

(1)	any Security owned individually by the Access Person;

(2)	any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

(3)	any Security in which a member of the Access Person’s Immediate Family has a Beneficial Interest if the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian).

In addition, an Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person’s Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person provides the Chief Compliance Officer with satisfactory assurances that the Access Person does not have an ownership interest, individual or joint, in the Security and exercises no influence or control over investment decisions made regarding the Security. Access Persons may use the form attached as Appendix 5 (Certification of No Beneficial Interest) in connection with such requests.

Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Chief Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of “beneficial owner” found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

“Brokerage Account” means any account in which a Supervised Person can transact in Securities, including dividend reinvestment programs, employee stock purchase programs and employee stock option programs.

“Chief Compliance Officer” means the individual identified as the Chief Compliance Officer in Appendix 1, and such person’s designees.

“Code” means this Code of Ethics, as amended.

“Entertainment” means any social event, hospitality event, charitable event, sporting event, entertainment event, meal, leisure activity or event of like nature or purpose where the provider accompanies or participates with the Supervised Person. If the provider does not accompany or participate with the Supervised Person, then the Entertainment is considered a gift.

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“Equivalent Security” means any Security issued by the same entity as the issuer of a subject Security, that is exchangeable for or convertible into the underlying Security including but not limited to: options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, and any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

“Gift” means any good or service that has value. Customary promotional items, such as t-shirts, pens, and similar items that include the provider’s logo are not considered gifts.

“Immediate Family” of an Access Person means any of the following persons:

child	grandparent	son-in-law
stepchild	spouse	daughter-in-law
grandchild	sibling	brother-in-law
parent	mother-in-law	sister-in-law
stepparent	father-in-law

Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that a Chief Compliance Officer determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

“Investment Personnel” and “Investment Person” mean:

(1)	Each Portfolio Manager; and

(2)	Any Access Person who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by a client account, including an Access Person who designs a model portfolio, or who helps execute a Portfolio Manager’s decision.

“Legg Mason Legal and Compliance” means the Legal and Compliance Department of Legg Mason, Inc.

May 2013 Code of Ethics

“Legg Mason Fund” means an investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof, as the case may be) that is part of the Legg Mason Family of Funds.

“Mutual Fund or 529 Plan Account” means any account where a Supervised Person can exclusively transact in open-end mutual funds or any Security issued in connection with a College Savings Plan established under Section 529(a) of the Internal Revenue Code known as “Section 529 Plans

“Outside Business Activities” means any activities that a Supervised Person may be engaged in outside of their employment with the Firm, including, but not limited to, service as an officer, director, partner, employee, consultant or independent contractor with any for profit or non-profit organization. A person may be engaged in an outside business activity if they are a) employed by any other person or entity; b) receiving compensation from any other person or entity; c) serving as an officer, director, or partner of another entity; or d) serving in a fiduciary capacity (e.g., trustee, executor or power of attorney) for someone other than a family member.

“Portfolio Manager” means a person who has or shares primary responsibility for the day-to-day management of the portfolio of a client.

“Preclearance Officer” means each person designated as a Preclearance Officer in Appendix 1 hereof or such person’s designee.

“Securities Transaction” means a purchase or sale of Securities in which an Access Person has or acquires a Beneficial Interest.

“Security” includes stock, notes, closed-end funds, registered open-end investment companies, exchange traded funds (ETFs), bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. “Security” does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

“Supervised Person” means any officer, director (or other person occupying a similar status or performing similar functions) or employee of LMM.

May 2013 Code of Ethics

VI.	APPENDICES TO THE CODE

The following appendices are attached to and are a part of the Code:

Appendix 1.	Contact Persons
Appendix 2.	Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report
Appendix 3.	Trade Authorization Request for Access Persons
Appendix 4.	Certification of Access Person’s Designee
Appendix 5.	Certification of No Beneficial Interest
Appendix 6.	Disclosure Statement for Potential Conflicts of Interest
Appendix 7.	Outside Business Activities Disclosure

May 2013 Code of Ethics

Appendix 1

CONTACT PERSONS

CHIEF COMPLIANCE OFFICER:

Michael Scanlon

DESIGNEE(S) OF THE CHIEF COMPLIANCE OFFICER:

Lauren Bennett

PRECLEARANCE OFFICERS:

Noreen Culotta

Lauren Bennett (1st back-up)

Michael Scanlon (2nd back-up)

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i

Appendix 2

ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS

AND PERSONAL HOLDINGS REPORT

1. By signing below, you acknowledge the following:

•	You have read the Code of Ethics and understand that it applies to you and to all Securities in which you have or acquire any Beneficial Interest. You have read the definition of “Beneficial Interest” and understand that you may be deemed to have a Beneficial Interest in Securities owned by members of your Immediate Family and that Securities Transactions effected by members of your Immediate Family may be subject to the Code.

•	You agree to comply with all of the provisions of the Code that apply to you.

•	You understand that you may be required to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

•	The information in this report is, to the best of your knowledge, accurate and complete.

2. Please list below all Brokerage Accounts and Mutual Fund Accounts that hold Securities in which you may be deemed to have a Beneficial Interest. Please ensure that arrangements have been made for duplicates of each account statement to be sent to the Compliance Department.

A.	Brokerage Accounts: If this is the first time you have identified an account, please provide to the Compliance Department the most recent account statement (current as of a date no more than 45 days prior to the date you execute this report). If you do not have a Beneficial Interest in any Brokerage Accounts, please indicate “None” below. Please note that Brokerage Accounts include dividend reinvestment programs, employee stock purchase programs, and employee stock option programs. You are not required to provide duplicate statements and confirmations for participation in the Legg Mason employee stock purchase or stock option program.

NAME OF BROKERAGE FIRM	ACCOUNT TITLE	ACCOUNT NUMBER

B.	Mutual Fund or 529 Plan Accounts: For purposes of this report, Mutual Fund or 529 Plan Accounts are accounts in which you can exclusively transact in mutual funds. If you have the ability to transact in other types of securities in an account, include the account above in your list of Brokerage Accounts. If this is the first time you have identified a Mutual Fund or 529 Plan Account, please forward to the Compliance Department the most recent account statement (current as of a date no more than 45 days prior to the date you execute this report). If you do not have a Beneficial Interest in any Mutual Fund or 529 Plan Accounts, please indicate “None” below.

NAME OF MUTUAL FUND COMPANY	ACCOUNT TITLE	ACCOUNT NUMBER

May 2013 Code of Ethics

C.	Other Securities: If you have a Beneficial Interest in any Securities that are not held in a Brokerage or Mutual Fund account (e.g., private investments, limited partnership interests), please list the Securities below. The list of Securities must be current as of a date no more than 45 days prior to the date you execute this report. Indicate “None” if appropriate.

OWNER OF SECURITY	NAME OF SECURITY	NUMBER OF SHARES/PRINCIPAL AMOUNT

(Attach a separate sheet if more space is necessary)

D.	401(k) Accounts: If you have a Beneficial Interest in any Securities that are held in 401(k) accounts, please include the account information below. If you participate in the Legg Mason 401(k), you are not required to arrange for duplicate confirmations and statements. If this is the first time you have identified an account, please provide to the Compliance Department the most recent account statement (current as of a date no more than 45 days prior to the date you execute this report). If you do not have a Beneficial Interest in any 401(k) accounts, please indicate “None” below.

NAME OF 401(k) SPONSORING COMPANY	ACCOUNT TITLE	ACCOUNT NUMBER

The information in this report is, to the best of your knowledge, accurate and complete

Access Person’s Name

Access Person’s Signature	Date

May 2013 Code of Ethics

Appendix 3

TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS

1.	Name of Access Person:

2.	Account Title:

3.	Account Number:

4.	Name of Security:

5.	Maximum number of shares or units to
be purchased or sold or amount of bond:

6.	Name and phone number of broker to
effect transaction:

7.	Check applicable boxes:	Purchase ☐	Sale ☐	Market Order ☐	Limit Order ☐
Price $

8.	In connection with the foregoing transaction, I hereby make the following representations and warranties:

(a)	I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

(b)	By entering this order, I am not using knowledge of any open, executed, or pending transaction by an LMM client to profit by the market effect of such transaction.

(c)	The Security is not being acquired in an initial public offering.

(d)	The Security is not being acquired in a private placement or, if it is, I have reviewed Section II.B.2.e of the Code and have attached hereto a written explanation of such transaction.

(e)	(Investment Personnel Only). If I am purchasing the Security, and if the same or an Equivalent Security has been held within the past 60 days by any LMM client account, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) sold the Security or an Equivalent Security in the prior 60 days.

(f)	(Investment Personnel Only) If I am selling the Security, and if the same or an Equivalent Security has been held within the past 60 days by any LMM client account, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased the Security or an Equivalent Security in the prior 60 days.

(g)	I believe that the proposed trade fully complies with the requirements of the Code.

Access Person’s Signature	Date	Time

TRADE AUTHORIZATION OR DENIAL
(to be completed by Preclearance Officer)
Name of Preclearance Officer	Date	Time

	☐ Approved	☐ Denied
Signature of Preclearance Officer

May 2013 Code of Ethics

Appendix 4

CERTIFICATION OF ACCESS PERSON’S DESIGNEE

The undersigned hereby certifies that the Access Person named on the attached Trade Authorization Request for Access Persons (a) directly instructed me to complete the attached form on his or her behalf, and (b) confirmed to me that the representations and warranties contained in the attached Form are accurate.

Access Person’s Designee

Print Name

Date

May 2013 Code of Ethics

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Appendix 5

CERTIFICATION OF NO BENEFICIAL INTEREST

1.	Accounts Held By Immediate Family Members

I have read the Code and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of “Beneficial Interest” and understand that I may be deemed to have a Beneficial Interest in Securities owned by certain members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to the Code.

The following accounts are maintained by one or more members of my Immediate Family who reside in my household:

Account Name	Relationship of Immediate Family Member	Account Number	Brokerage Firm

I certify that with respect to each of the accounts listed above (initial each box):

☐	I do not own individually or jointly with others any of the securities held in the account.

☐	I do not influence or control investment decisions for the account.

☐	I acknowledge that I am required to provide duplicate statements for the above referenced account(s) notwithstanding this certification of no beneficial interest

2.	Managed Accounts

I have read the Code and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I maintain the following account(s) which are managed on my behalf, on a discretionary basis, by an investment manager.

Account Name	Account Number	Brokerage Firm	Manager (Individual)

I certify that with respect to each of the accounts listed above (initial each box):

☐	I have retained the services of an investment manager to manage the account(s) on my behalf.

☐	I do not influence or control investment decisions for the account(s) and they are managed on a fully discretionary basis.

☐	I acknowledge that I am required to provide duplicate statements for the above referenced account(s) notwithstanding this certification of no beneficial interest

3.	No Accounts

I have read the Code and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest (initial the box): ☐

May 2013 Code of Ethics

Access Person’s Signature

I agree that I will notify the Chief Compliance Officer immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.

Access Person’s Signature

Print Name

Date

May 2013 Code of Ethics

Appendix 6

LMM LLC

DISCLOSURE STATEMENT FOR POTENTIAL CONFLICTS OF INTEREST

LMM LLC maintains policies and procedures to identify potential conflicts of interest that may arise as a result of relationships that employees have with (i) issuers of securities that LMM holds for clients, (ii) any other public companies, and (iii) broker-dealers that execute transactions for clients. To assist with the administration of these policies and procedures, please respond to the following questions:

•	Are you, or to the best of your knowledge is any member of your immediate family, affiliated with an issuer of securities held by LMM on behalf of clients? [Note: ownership of securities does not create an affiliation.]

☐  Yes    ☐  No

If your answer is Yes, please describe affiliation below:

•	Are you, or to the best of your knowledge is any member of your immediate family, affiliated with any other public company?

☐  Yes    ☐  No

If your answer is Yes, please describe affiliation below:

•	Are you, or to the best of your knowledge is any member of your immediate family, affiliated with any broker-dealer? [Note: disregard affiliations with any Legg Mason subsidiaries.]

☐  Yes    ☐  No

If your answer is Yes, please describe affiliation below:

•	Are there any relationships that you maintain that have the potential for a conflict of interest with the Firm and its activities?

☐  Yes    ☐  No

Access Person’s Name

Access Person’s Signature	Date

May 2013 Code of Ethics

Appendix 7

LMM LLC

OUTSIDE BUSINESS ACTIVITIES DISCLOSURE

If you are associated with an organization that is not affiliated with Legg Mason, Inc. or LMM LLC as an employee, officer, director, consultant, independent contractor, or otherwise, please provide the following information:

1.	Name and Address of Organization

2.	Nature of Organization

3.	Your Title, Position, or Association

4.	Brief Description of Your Duties (specify if responsibilities include handling the organization’s financial affairs)

5.	Amount of Time You Devote to Organization

6.	Percentage of Time You Devote to Organization During Normal Business Hours

7.	Amount of Any Compensation You Receive, if any, and the Frequency With Which it is Received

8.	Is Organization a Client of the Firm or Legg Mason, Inc.?

Name	Signature

Date

May 2013 Code of Ethics